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                                                  STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                              FILED 09:00 AM 11/17/1998
                                                 981444749 - 0942744

                             STATE of DELAWARE
                        CERTIFICATE of AMENDMENT of
                       CERTIFICATE of INCORPORATION

* FIRST: That at a meeting of the Board of Directors of     The Earthgrains
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  Company
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  resolutions were duly adopted setting forth a proposed amendment of the
  Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as
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  amended, said Article shall be and read as follows:
  "See Attached Exhibit A
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* SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
* THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
* FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
* IN WITNESS WHEREOF, said    The Earthgrains Company
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  has caused this certificate to be signed by
     Joseph Noelker                                   , an Authorized Officer,
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  this                    day of   November            , A.D. 19 98 .
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                               By: /s/ Joseph Noelker
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                                         Authorized Officer

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                             EXHIBIT A
                      THE EARTHGRAINS COMPANY
               AMENDMENT TO ARTICLES OF INCORPORATION

      The following Articles are hereby amended to read as follows:

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 160,000,000. 150,000,000 of which shares shall be Common Stock having a par value of $.01 per share and 10,000,000 of which shares shall be Preferred Stock having a par value of $.01 per share. A description of each of such classes of stock and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by the Certificate of Incorporation of the Corporation, and the express grant of authority to the Board of Directors of the Corporation (the "Board") to fix by resolution the designations and the powers, preferences and rights of each other class, and the qualifications, limitations or restrictions thereof, are as follows:

      1. The Board shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares which shall constitute such series and the following relative rights and preferences of the shares of each series so established:

            (a) the annual dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

            (b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

            (c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

            (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

            (e) the extent of the voting powers, if any, of the shares of such series;

            (f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

            (g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation,


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dissolution or winding-up thereof, if excess of the preferential amount fixed for shares of such series; and

            (h) any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of shares of such series not fixed and determined by law or in the Certificate of Incorporation of the Corporation.